SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              Form 8-K

                           CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2006



                      KENNETH COLE PRODUCTIONS, INC.
         (Exact name of registrant as specified in its charter)

                     Commission File Number 1-13082


        New York                                 13-3131650
(State or other jurisdiction of			I.R.S. Employer
incorporation or organization)		  	Identification Number)

                  603 West 50th Street, New York, NY 10019

                  (Address of principal executive offices)

       Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

On February 15, 2006, Kenneth Cole Productions, Inc. (the "Company") announced that Joel Newman joined the Company as the Chief Operating Officer of the Company. Mr. Newman and the Company entered into a letter agreement (the "Letter Agreement") relating to his employment with the Company.

The Letter Agreement provides that Mr. Newman will receive the Following benefits, among others: bi-weekly base salary of $17,307.69, eligibility to receive an award up to 50% of the actual base salary paid for that fiscal year (with an opportunity for an overachievement component of up to an additional 50% based on corporate earnings as defined by the compensation committee), health benefits, and an initial grant of 10,000 restricted shares vesting over 4 years.
In addition, the Letter Agreement entitles Mr. Newman to severance benefits, including continuation of salary, upon termination from the Company.

Mr. Newman's Letter Agreement with the Company and the
Company's press release are attached hereto as Exhibits
10.1 and 99.1, respectively.

Item 9.01 Financial Statements and Exhibits

         (c) Exhibits:

10.1 Letter Agreement between Kenneth Cole
Productions, Inc. and Joel Newman

      99.1 Press Release dated February 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                                    Kenneth Cole Productions, Inc.
						Registrant


Dated: February 16, 2006            By:/s/ DAVID P.EDELMAN
                                    Name:  David P. Edelman
                                    Title: Chief Financial Officer



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Exhibit Index

Exhibit No.                   Description


10.1  Letter Agreement between Kenneth Cole Productions, Inc. and Joel Newman
99.1  Press Release date February 15, 2006

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                                                 Exhibit 10.1

February 13, 2006


Dear Joel:


This proposed letter agreement is our offer to employ you as Chief Operating Officer (and such other corporate title as the Company shall reasonably designate) for Kenneth Cole Productions, Inc. (the "Company"). General terms of employment are as stated in the Company's current
Employee Handbook.

1. The Company will employ you and you agree to serve as Chief Operating Officer (and such other corporate title as the Company shall reasonably designate). You agree to devote your full time and best efforts to the satisfactory performance of such services and duties as the position requires. Any work for or commitments to third parties including directorships of other companies requires the prior written consent of the Company.

You represent to the Company that the execution and performance by you of this letter agreement and your employment hereunder will not breach or constitute a default under any other agreement to which you are a party or by which you are bound and will not breach any duty you may have to a third party regarding any confidential information you may have. The Company acknowledges that you have informed it of your on-going obligations with respect to solicitation and confidentiality arising out of your prior employment agreements. Your employment is subject to and governed by the terms of the Company Employee Handbook, except to the extent that this letter agreement conflicts with and thus supersedes the terms of the Handbook.

2.  Your compensation shall be as follows:

Bi-weekly base salary is $17,307.69 subject to good faith review for possible increase annually on or about your anniversary date.

Salary will be subject to withholding of all taxes payable with respect thereto and deductions for insurance contributions, etc.

3. Effective upon your commencement date, you will be eligible to participate in our discretionary management bonus plan, which provides for annual awards based upon both the Company's financial condition and performance and your own performance as determined by the Compensation
Committee.  For each year commencing with fiscal
2006, you will be eligible to receive an award up to 50% of the actual base salary paid to you for that fiscal year (with an opportunity for an overachievement component of up to an additional
50% based on corporate earnings as defined by the compensation committee).

All discretionary bonuses will be based in part on the Company's fiscal year results. If you terminate your employment voluntarily or if your employment is terminated for Cause (as defined herein) before the date on which the bonus is paid, you shall not have earned any bonus. If the Company terminates your employment not for Cause before the end of a fiscal year, you will be eligible for a pro rata bonus for that fiscal year. All bonuses (including any pro rata bonus) will be paid in the first quarter of the following fiscal year at such time as other similarly situated executives receive their bonuses. The expiration of this Agreement, or termination of your employment by the Company without Cause, shall not affect your right to receive a bonus.

4. While you are employed by the Company, and subject, of course, to the Company's right to amend, modify or terminate any benefit plan or program, you shall be entitled to earn the following benefits/perquisites:

a.	Group Health Benefits - participation in the
Company's Health Insurance Plan immediately
upon the commencement of your employment.
This is a contributory plan that currently
provides medical and dental coverage.   The
parties agree that the Company may modify these plans at its sole discretion.

b.	Profit Sharing Thrift (401K) Plan -
participation in the Company Employee Profit
Sharing Thrift (401(k)) Plan.

c.	Group Life and Accidental Insurance -
coverage under the Company's Basic Life and Accidental Death and Dismemberment Insurance policy on the first day of the month following after two (2) months of continuous full time service.

d.  Business Travel Accident Insurance -
coverage under the Company's Business Travel
Accident Insurance Policy.

e. Business Expense - reimbursement for travel, entertainment and other business expenses incurred by you in connection with the Company's business, all in accordance with the Company's policies and practices.

f. Vacation - three weeks per annum, taken in accordance with current Company policy.

g.  Paid Sick Leave - in accordance with current
Company policy.

5. You will be eligible to participate in the Company's restricted stock plan with an initial grant of 10,000 shares, subject to all of the terms and conditions set forth in the plan documents. These shares will vest over 4 years on the same terms as other large grants as determined by the Compensation Committee.

The initial term of this letter agreement shall be two years. The Company has have an option to renew the agreement for an additional two years and will provide you with written notice of its determination whether or not to exercise that option no later than 90 days before the expiration of the initial term. In the event that the Company determines in its sole discretion not to exercise its option for any reason not for cause, unvested shares under this Paragraph shall vest immediately. In the event the Company does exercise its option, you will receive an additional grant of 10,000 shares under the restricted stock plan.

6. If you decide to terminate your employment with the Company, you agree:

a. to provide the Company with sixty days prior written notice;

b. to make no public announcement concerning your departure prior to your termination date without the consent of the Company;

c. to continue to perform faithfully the duties assigned to you on the date of such notice
(or such other duties as the Company may assign to you) from the date of such notice until your termination date.

You acknowledge that the notice period provided for hereunder is for the exclusive benefit of the Company, and does not confer any employment obligation on the Company. The Company may elect, in its sole discretion and for any reason, to terminate your employment, either immediately or at any point during the sixty day period you have indicated. Upon such termination you shall be entitled only to the payment of the base salary earned and unpaid and any bonus required to be paid pursuant to Paragraph 3 above as well as any business expenses otherwise due you, and all insurance, benefits and other arrangements provided by the Company shall cease immediately upon termination of your employment (except as otherwise required by law).

7. In the event your employment with the Company is terminated by the Company for a reason other than Cause, as herein defined, the Company agrees to provide, and you agree to accept, as the sole and exclusive remedy for the termination of your employment without cause, the following severance benefits and arrangements:

a. Continuing bi-weekly payments of your base salary, at the rate applicable as of the notice of your termination of employment, for a period of three months.

b. Your group medical and life insurance, as described in Paragraph 4(a) and (b), will be continued until the termination of your severance payments under (a) or until you become eligible for coverage as the result of your accepting a position with a new employer, whichever shall first occur.

c. Any bonus required to be paid pursuant to Paragraph 3 above.

It is understood and agreed that no change in your title, position, reporting relationship or responsibilities shall be deemed a termination of employment within the meaning of this Paragraph, provided your base salary, bonus and perquisites are maintained, provided further that your office remains in the greater metropolitan area of New
York, and provided further that your title and responsibilities will not be materially reduced and will continue to be primarily executive in nature. It is further understood and agreed that in the event you receive benefits pursuant to Paragraph 4(a), (b) and (c) above, you shall not be entitled to receive any other compensation or benefits under this letter agreement as a result of the termination of your employment hereunder and, as a condition to receiving that severance compensation, you hereby agree to execute a Separation Agreement and General Release mutually acceptable to the parties and otherwise consistent with the terms of this letter agreement including, without limitation, those contained in Paragraphs 8 and 9.

8. Upon any termination of employment, you agree to refrain, directly or indirectly, from soliciting or inducing any employee of the Company to terminate his/her employment or from hiring any employee of the Company for a period of 24 months thereafter and to refrain from using or disclosing any confidential or proprietary information obtained through your employment with the Company. The Company acknowledges that, except as provided in Paragraph 9 below, this provision shall not prevent you from accepting employment, including employment with a competitor of the Company, following the termination of your employment with the Company with the understanding that you will continue to honor those obligations which survive the termination of your employment. You further agree to refrain from making any statements or comments of a defamatory or disparaging nature to third parties regarding the Company or its officers, directors, personnel or products. In return, the Company agrees to ensure that its officers and directors refrain from making any statements or comments of a defamatory or disparaging nature to third parties regarding you or your performance. Any failure to comply with the provisions of this Paragraph shall relieve the Company of any of its obligations pursuant to this letter agreement.

9. You agree that during your employment with the Company, and during the period you continue to receive salary payments during any notice period in Paragraph 6, the period during which you would be able to receive severance payments pursuant to Paragraph 7 absent a breach of your obligations to the Company, or for a three (3) month period following termination for Cause (the
"Non-Competitive Period"), you shall not, directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business which is competitive with, products or services of the Company, in any geographic area where, at the time of the termination of your employment hereunder, the business of the Company or its affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that you may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, you shall not, directly or indirectly, during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or its affiliates has a business relationship to cancel, terminate or otherwise materially interfere with any such business relationship with the Company or its affiliates.

If any portion of the restrictions set forth in this Paragraph should, for any reason, whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

You acknowledge that the Company and its affiliates conduct business throughout North,
Central and South America, Asia, and Europe, that its sales and marketing prospects are for continued expansion, and that, therefore, the territorial and time limitations set forth in this Paragraph are reasonable and properly required for the adequate protection of the business of the Company and its affiliates. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, you agree to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.

The existence of any claim or cause of action by you against the Company shall not constitute a defense to the enforcement by the Company or its affiliates of the foregoing restrictive covenants, but such claim or cause of action shall be determined separately.

10. If you are terminated for "cause" by the Company, you will not be eligible for any benefits under this letter agreement except COBRA or as required by other law. "Termination for cause" shall be deemed to occur if the Company terminates you for willful misconduct materially injurious to the Company's interests, gross negligence, willful breach of duty in the course of your employment
(after notice and reasonable opportunity to cure, if reasonable under the circumstances), incapacity to perform your duty (for a period of 180 days) or if you are convicted for the commission of a felony.

11. Should any disagreement, claim or controversy arise between you and the Company with respect to a termination, the same shall be settled by arbitration in New York, New York before a single arbitrator in accordance with the Commercial
Arbitration Rules of the American Arbitration
Association, and the award of the arbitrator with respect to a termination pursuant to this letter agreement shall be enforceable in any court of competent jurisdiction and shall be binding upon the parties hereto, except that the Company may seek equitable relief with respect to any breaches of Paragraphs 6 through 9 of this letter agreement. The arbitrator shall be empowered to award attorney fees to the prevailing party.

12. The invalidity or unenforceability of any particular provision or provisions of this letter agreement shall not affect the other provisions hereof and this letter agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

13. This letter agreement constitutes the full and complete understanding and agreement of the parties, supersedes all prior representations, understandings and agreements as to your employment by the Company and cannot be amended, changed, modified in any respect, without the written consent of the parties, except that the Company reserves the right in its sole discretion to make changes at any time to the other documents referenced in this letter agreement.

14. This letter agreement shall be binding upon and shall inure to the benefit of successors and assigns of the Company.

15. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions as to choice of laws, except insofar as the federal Arbitration Act applies.

16. You may not assign your rights or duties under this letter agreement without the prior written consent of the Company, but the Company may assign this letter agreement without prior notice to or consent from you.

      This offer of employment is contingent upon your review and execution of all of our standard new-hire paperwork, including, but not necessarily limited to:

*     IRS Form W-4 (for tax withholding purposes)
*     Form I-9 (concerning legal eligibility for employment)
*     Acknowledgment of receipt of Employee Handbook and Arbitration Agreement
*     Employee Code of Conduct

      We are enclosing a copy of the requisite new-hire paperwork with this letter agreement. In any event, you should familiarize yourself with it before you sign this letter agreement or otherwise accept employment with us.

      If the foregoing is agreeable to you, please sign both copies of this letter agreement and return them to me.
A fully executed original will be returned to you.

						Very truly yours,

                                    KENNETH COLE PRODUCTIONS, INC.



                                    /s/ Linda Nash Merker
                                        Linda Nash Merker
                                        Senior Vice President, Human Resources

Agreed to and accepted this

13th day of February, 2006


/s/ Joel Newman
    Joel Newman



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                                          Exhibit 99.1


Company Contact:              		Investor Relations
Contact:
Meredith Paley                   		James R. Palczynski
V.P. Corporate Communications             Principal
Kenneth Cole Productions, Inc.            Integrated Corporate Relations, Inc.
(212) 830-7405                            (203) 682-8229


Joel Newman to Join Kenneth Cole Productions as Chief
Operating Officer

New York, New York, February 15th, 2006 / PR Newswire - Kenneth Cole Productions (NYSE:KCP) announced today that Joel Newman, most recently Chief Operating Officer at Tommy Hilfiger U.S.A., Inc. and Executive Vice President of Finance and Operations at Tommy Hilfiger Corporation, Inc., would be joining the Company as Chief Operating Officer. He joins the Company after a distinguished career of over 40 years in the retail and wholesale apparel industries. Mr. Newman spent almost 12 years at Tommy Hilfiger as well as 16 years at Saks Fifth Avenue and its parent Batus Retail, culminating in his appointment as President and Chief Operating Officer of Kohl's Department Stores. He also served as President of Calvin Klein Industries during the integration of its Puritan Fashion acquisition.

"Joel has extraordinary wholesale, retail, and brand building experience," said Kenneth Cole, Chairman and Chief Executive
Officer. "I know he will be a great support to me and to the entire management team."

Mr. Newman will be based in the Company's New York and New
Jersey offices and will oversee the areas of Finance, Operations, Human Resources, and Legal.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted, a Kenneth Cole Production," and "Tribeca, a Kenneth Cole Production," as well as footwear under the licensed trademark "Bongo." The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to- consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.